Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Thursday, October 14, 2004		Director of Investor Relations
408 317-3712

	PR CONTACT:	Shernaz Daver
408 317-3723

Netflix Announces GAAP Net Income of $18.9 million for Q3 2004

Los Gatos, Calif. – October 14, 2004 – Netflix (Nasdaq: NFLX) today reported results for the third quarter ended September 30, 2004.

•	Revenue increased 96 percent to $141.6 million from $72.2 million for the same period in 2003

•	GAAP Net Income was $18.9 million, compared to GAAP Net Income of $2.9 million for the second quarter of 2004

•	Free Cash Flow was $14.1 million, up 80 percent over the same period in 2003. GAAP net cash provided by operating activities was $49.3 million, up 124 percent from the same period in 2003

Third Quarter 2004 Financial Highlights

Revenue for the third quarter was a record $141.6 million, up 96 percent from $72.2 million for the third quarter of 2003, and up 18 percent from $120.3 million in the second quarter of 2004.

GAAP net income for the third quarter was $18.9 million, or $0.29 per diluted share, compared to a GAAP net income of $3.3 million, or $0.05 per diluted share, for the third quarter of 2003 and a GAAP net income of $2.9 million, or $0.04 per diluted share, for the second quarter of 2004. Net income benefited from lower than expected usage in the quarter and the change in amortization policy for back catalogue DVDs as well as a reduction in salvage value.

Excluding the change in amortization policy and reduction in salvage value, GAAP net income would have been $14.9 million or $0.23 per diluted share. On October 4, 2004, the Company announced that it revised its amortization policy for its back catalogue DVD library from a “sum of the months” accelerated method using a one-year life to the same accelerated method of amortization using a three-year life. In accordance with APB 20, the change in life was accounted for as a change in accounting estimate on a prospective basis starting July 1, 2004. New releases will continue to be amortized over 12 months.

Non-GAAP net income was $22.6 million, or a profit of $0.35 per diluted share, for the third quarter of 2004 compared to Non-GAAP net income of $6.1 million, or $0.10 per diluted share for the third quarter of 2003 and Non-GAAP net income of $7.0 million, or $0.11 per diluted share, for the second quarter of 2004. Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense. Excluding the change in amortization and reduction in salvage value, Non-GAAP net income would have been $18.6 million or $0.29 per diluted share.

Free cash flow1 for the third quarter of 2004 was $14.1 million or 10 percent of revenue, up 80 percent from $7.9 million in the third quarter of 2003 and up 125 percent from $6.3 million in the second quarter of 2004. Cash provided by operating activities for the third quarter of 2004 was $49.3 million, up 124 percent from $22.0 million in the third quarter of 2003 and up 54 percent from $32.0 million for the second quarter of 2004.

Gross margin for the third quarter was 49.5 percent. In the third quarter of 2004, gross margin benefited from lower than anticipated monthly movie rentals per average paying subscriber which resulted in lower than expected revenue sharing as well as postage and packaging expenses. Excluding the previously announced accounting change in amortization of back catalogue DVDs and reduction in salvage value gross margin would have been 46.6 percent.

Subscribers. Netflix ended the third quarter of 2004 with approximately 2,229,000 total subscribers. During the quarter Netflix acquired 590,000 new trial subscribers, a 54 percent year-over-year increase from the 383,000 new trial subscribers acquired in the third quarter of 2003 and a sequential increase of one percent from the 583,000 new trial subscribers acquired in the second quarter of 2004.

SAC for US Domestic for the third quarter was $36.97 per new-trial subscriber compared to $31.81 for the third quarter of 2003 and $35.12 for the second quarter of 2004.

Churn2 for the third quarter of 2004 was 5.6 percent, compared to 5.2 percent in the third quarter of 2003 and unchanged from the second quarter of 2004. Churn includes free trial subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Business Outlook

Netflix expects the business environment to become increasingly competitive in the coming year, which management will discuss in the conference call this afternoon.

“Over the past five years, Netflix has built the largest base of subscribers for online DVD rentals with more than 2.2 million customers nationwide,” said Reed Hastings, chairman and CEO of Netflix. “We expect to spend the next year rapidly acquiring subscribers and delivering the best consumer experience to continue dominating the online DVD rental market Netflix pioneered.”

[1]	Free cash flow is defined as cash provided by operating activities less cash provided by (used in) investing activities after excluding purchases and sales of short-term investments.
[2]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Float and Trading Plans

The Company estimates the public float at approximately 45,059,814 shares as of September 30, 2004, up 1 percent from 44,431,219 shares as of June 30, 2004, based on registered shares held in street name with the Depository Trust and Clearing Corporation. No outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All such purchases or sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 5:00 p.m. Pacific Time on October 14, 2004 through October 20, 2004. To listen to a replay, call (719) 457-0820, access code 981146. The Company also plans to include discussion of its business outlook in the conference call.

Use of Non-GAAP Measures

Management believes that Non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. Management believes that reference to Gross Margin, GAAP Net Income, excluding the change in amortization policy and reduction in salvage value, as well as SAC for the U.S. business are useful measures because they give insight to investors with respect to the ongoing operations of the Company’s primary business and allow for an equivalent comparison to prior results. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these Non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than two million subscribers access to over 25,000 DVD titles. For $17.99 a month (effective November 1, 2004), Netflix subscribers rent as many DVDs as they want, and keep them as long as they want, with three movies out at a time. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by first-class mail from regional shipping centers located throughout the United States. Netflix can reach more than 85 percent of its subscribers with generally one business-day delivery. The company provides subscribers extensive information about DVD movies, including critic reviews, member reviews, online trailers, ratings, and personalized movie recommendations. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements increases in competition, subscriber growth and our position within the online DVD rental market. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to manage our growth, in particular managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; competition; changes in pricing and availability for advertising space; fluctuations in consumer usage of our service, customer spending on DVD players, DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on February 27, 2004. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
Revenues:
Subscription	$71,278	$119,710	$140,414	$189,630	$359,947
Sales	924	611	1,230	1,428	2,388

Total revenues	72,202	120,321	141,644	191,058	362,335
Cost of revenues:
Subscription	38,326	69,604	71,130	103,402	197,178
Sales	322	184	471	494	838

Total cost of revenues	38,648	69,788	71,601	103,896	198,016

Gross profit	33,554	50,533	70,043	87,162	164,319
Operating expenses:
Fulfillment	8,322	14,373	15,013	21,926	40,176
Technology and development	4,738	5,652	6,325	13,044	17,016
Marketing	12,183	20,477	22,525	35,347	69,695
General and administrative	2,678	3,280	4,122	7,019	10,538
Stock-based compensation	2,777	4,134	3,660	6,887	12,229

Total operating expenses	30,698	47,916	51,645	84,223	149,654

Operating income	2,856	2,617	18,398	2,939	14,665
Other income (expense):
Interest and other income	534	304	579	1,675	1,474
Interest and other expense	(87)	(30)	(52)	(373)	(113)

Net income	$3,303	$2,891	$18,925	$4,241	$16,026

Net income per share:
Basic	$.07	$.06	$.36	$.09	$.31

Diluted	$.05	$.04	$.29	$.07	$.25

Weighted average common shares outstanding:
Basic	48,172	51,898	52,211	46,990	51,798

Diluted	62,920	64,975	64,449	61,368	64,797

Non-GAAP net income reconciliation:
Net income	$3,303	$2,891	$18,925	$4,241	$16,026
Add back:
Stock-based compensation	2,777	4,134	3,660	6,887	12,229

Non-GAAP net income	$6,080	$7,025	$22,585	$11,128	$28,255

Non-GAAP net income per share:
Basic	$.13	$.14	$.43	$.24	$.55

Diluted	$.10	$.11	$.35	$.18	$.44

Weighted average common shares outstanding:
Basic	48,172	51,898	52,211	46,990	51,798

Diluted	62,920	64,975	64,449	61,368	64,797

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share data)

	As of
	December 31, 2003	September 30, 2004
Assets
Current assets:
Cash and cash equivalents	$89,894	$167,814
Short-term investments	45,297	—
Prepaid expenses	2,231	3,644
Prepaid revenue sharing expenses	905	3,777
Other current assets	619	1,334

Total current assets	138,946	176,569
DVD library, net	22,238	41,503
Intangible assets, net	2,948	1,415
Property and equipment, net	9,772	13,649
Deposits	1,272	1,539
Other assets	836	962

Total assets	$176,012	$235,637

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,654	$47,668
Accrued expenses	11,625	15,840
Deferred revenue	18,324	26,658
Current portion of capital lease obligations	416	164

Total current liabilities	63,019	90,330
Deferred rent	241	487
Capital lease obligations, less current portion	44	—

Total liabilities	63,304	90,817
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 80,000,000 and 160,000,000 shares authorized at December 31, 2003 and September 30, 2004, respectively; 50,849,370 and 52,303,438 issued and outstanding at December 31, 2003 and September 30, 2004, respectively	51	52
Additional paid-in capital	270,836	285,182
Deferred stock-based compensation	(5,482)	(3,103)
Accumulated other comprehensive income	596	(44)
Accumulated deficit	(153,293)	(137,267)

Total stockholders’ equity	112,708	144,820

Total liabilities and stockholders’ equity	$176,012	$235,637

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
Cash flows from operating activities:
Net income	$3,303	$2,891	$18,925	$4,241	$16,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	1,118	1,323	1,569	3,591	4,144
Amortization of DVD library	12,323	21,141	20,450	28,335	59,718
Amortization of intangible assets	773	454	453	2,390	1,533
Stock-based compensation expense	2,777	4,134	3,660	6,887	12,229
Loss on disposal of short-term investments	—	274	—	—	274
Gain on disposal of DVDs	(868)	(427)	(941)	(1,329)	(1,732)
Noncash interest expense	16	11	11	84	33
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	65	(2,521)	(3,478)	270	(5,000)
Accounts payable	450	(631)	5,116	8,109	15,014
Accrued expenses	660	1,391	1,988	1,852	4,215
Deferred revenue	1,377	3,755	1,407	4,028	8,334
Deferred rent	(8)	171	108	(25)	246

Net cash provided by operating activities	21,986	31,966	49,268	58,433	115,034

Cash flows from investing activities:
Purchases of short-term investments	(354)	(222)	—	(1,097)	(586)
Proceeds from sale of short-term investments	—	45,013	—	—	45,013
Purchases of property and equipment	(1,596)	(2,048)	(4,165)	(4,557)	(8,021)
Acquisitions of DVD library	(13,467)	(24,083)	(31,986)	(36,903)	(79,639)
Proceeds from sale of DVDs	924	611	1,230	1,428	2,388
Deposits and other assets	11	(168)	(206)	(762)	(393)

Net cash (used in) provided by investing activities	(14,482)	19,103	(35,127)	(41,891)	(41,238)

Cash flows from financing activities:
Proceeds from issuance of common stock	988	2,305	373	4,033	4,497
Principal payments on notes payable and capital lease obligations	(551)	(118)	(100)	(1,219)	(329)

Net cash provided by financing activities	437	2,187	273	2,814	4,168

Effect of exchange rate changes on cash and cash equivalents	—	—	(44)	—	(44)
Net increase in cash and cash equivalents	7,941	53,256	14,370	19,356	77,920
Cash and cash equivalents, beginning of period	71,229	100,188	153,444	59,814	89,894

Cash and cash equivalents, end of period	$79,170	$153,444	$167,814	$79,170	$167,814

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$21,986	$31,966	$49,268	$58,433	$115,034
Purchases of property and equipment	(1,596)	(2,048)	(4,165)	(4,557)	(8,021)
Acquisitions of DVD library	(13,467)	(24,083)	(31,986)	(36,903)	(79,639)
Proceeds from sale of DVDs	924	611	1,230	1,428	2,388
Deposits and other assets	11	(168)	(206)	(762)	(393)

Non-GAAP free cash flow	$7,858	$6,278	$14,141	$17,639	$29,369

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended			As of / Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
Subscriber information:
Subscribers: beginning of period	1,147	1,932	2,093	857	1,487
New trial subscribers: during period	383	583	590	1,127	1,933
New trial subscribers year-to-year change	38.3%	78.3%	54.0%	36.6%	71.5%
New trial subscribers quarter-to-quarter sequential change	17.1%	(23.3)%	1.2%
Less subscriber cancellations : during period	(239)	(422)	(454)	(693)	(1,191)
Subscribers: end of period	1,291	2,093	2,229	1,291	2,229
Subscribers year-to-year change	74.0%	82.5%	72.7%	74.0%	72.7%
Subscribers quarter-to-quarter sequential change	12.6%	8.3%	6.5%
Free subscribers: end of period	49	69	94	49	94
Free subscribers as percentage of ending subscribers	3.8%	3.3%	4.2%	3.8%	4.2%
Paid subscribers: end of period	1,242	2,024	2,135	1,242	2,135
Paid subscribers year-to-year change	75.4%	83.8%	71.9%	75.4%	71.9%
Paid subscribers quarter-to-quarter sequential change	12.8%	9.9%	5.5%
Churn	5.2%	5.6%	5.6%	5.5%	5.3%
Subscriber acquisition cost—consolidated	$31.81	$35.12	$38.18	$31.36	$36.06
Subscriber acquisition cost—U.S.	$31.81	$35.12	$36.97	$31.36	$35.69

Margins:
Gross margin	46.5%	42.0%	49.5%	45.6%	45.4%
Operating margin	4.0%	2.2%	13.0%	1.5%	4.0%
Net margin	4.6%	2.4%	13.4%	2.2%	4.4%
Expenses as percentage of revenues:
Fulfillment	11.5%	11.9%	10.6%	11.5%	11.1%
Technology and development	6.6%	4.7%	4.5%	6.8%	4.7%
Marketing	16.9%	17.0%	15.9%	18.5%	19.2%
General and administrative	3.7%	2.7%	2.9%	3.7%	2.9%

Operating expenses before stock-based compensation	38.7%	36.4%	33.9%	40.5%	37.9%
Stock-based compensation	3.8%	3.4%	2.6%	3.6%	3.4%

Total operating expenses	42.5%	39.8%	36.5%	44.1%	41.3%

Year-to-year change:
Total revenues	77.3%	90.4%	96.2%	77.5%	89.6%
Fulfillment	69.6%	99.0%	80.4%	57.5%	83.2%
Technology and development	19.5%	37.1%	33.5%	22.3%	30.5%
Marketing	31.0%	105.7%	84.9%	39.8%	97.2%
General and administrative	43.2%	56.7%	53.9%	45.7%	50.1%
Operating expenses before stock-based compensation	39.3%	87.2%	71.9%	41.4%	77.7%
Stock-based compensation	5.9%	142.6%	31.8%	12.6%	77.6%
Total operating expenses	35.4%	90.9%	68.2%	38.5%	77.7%

Netflix, Inc.

Non-GAAP Reconciliation Schedule

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2004	September 30, 2004	September 30, 2003	September 30, 2004
Change in Accounting Estimates for DVD Library

Total cost of revenues	$38,648	$69,788	$71,601	$103,896	$198,016
Increase in estimated useful life of back-catalogue	—	—	5,857	—	5,857
Reduction in estimated salvage value of purchased DVD’s	—	—	(1,857)	—	(1,857)

Total cost of revenues without changes in estimates	$38,648	$69,788	$75,601	$103,896	$202,016

Gross margin	46.5%	42.0%	49.5%	45.6%	45.4%
Gross margin without changes in estimates	46.5%	42.0%	46.6%	45.6%	44.2%

Net income	$3,303	$2,891	$18,925	$4,241	$16,026
Increase in estimated useful life of back-catalogue	—	—	(5,857)	—	(5,857)
Reduction in estimated salvage value of purchased DVD’s	—	—	1,857	—	1,857

Net income without changes in estimates	$3,303	$2,891	$14,925	$4,241	$12,026

Net income per diluted share:	$0.05	$0.04	$0.29	$0.07	$0.25
Net income per diluted share without changes in estimates	$0.05	$0.04	$0.23	$0.07	$0.19

Non-GAAP net income	$6,080	$7,025	$22,585	$11,128	$28,255
Increase in estimated useful life of back-catalogue	—	—	(5,857)	—	(5,857)
Reduction in estimated salvage value of purchased DVD’s	—	—	1,857	—	1,857

Non-GAAP net income without changes in estimates	$6,080	$7,025	$18,585	$11,128	$24,255

Non-GAAP net income per diluted share:	$0.10	$0.11	$0.35	$0.18	$0.44
Non-GAAP net income per diluted share without changes in estimates	$0.10	$0.11	$0.29	$0.18	$0.37